      Portions of this Exhibit 10.34 have been redacted and are the subject of a confidential treatment request filed with the Secretary of the Securities and Exchange Commission.

                             STOCKHOLDERS' AGREEMENT


      THIS STOCKHOLDERS' AGREEMENT, dated July 17, 1997 is entered into by and among Helicon Therapeutics, Inc., a Delaware corporation (the "Corporation") and those stockholders of the Corporation listed on Schedule 1 hereto (hereinafter referred to collectively as the "Investors").

                              W I T N E S S E T H:

      WHEREAS, the Corporation was organized to discover, develop and market pharmaceutical products; and

      WHEREAS, the Corporation and certain of the Investors entered into a Convertible Preferred Stock Purchase Agreement dated of even date herewith (the "Series A Stock Purchase Agreement") in connection with which the Corporation sold shares of its Series A Convertible Preferred Stock, par value $.001 per share, and the Corporation granted to such Investors certain registration and other rights with respect to such shares; and

      WHEREAS, OSI, in consideration of the issuance of ** shares of Preferred Shares of the Corporation to OSI pursuant to the Series A Stock Purchase Agreement, has contributed to the Corporation (i) ** , (ii) a non-exclusive, royalty-free license to use screening technology (as defined herein) and commercialize products which are the subject of an OSI patent application covering a method of screening and modulation transcription and (iii) ** and

      WHEREAS, CSHL, in consideration of the issuance of ** shares of Preferred Shares of the Corporation pursuant to the Series A Stock Purchase Agreement, has contributed to the Corporation (i) an exclusive royalty free license to commercialize technology which is the subject of a CSHL patent application covering a method of cloning and characterizing genes associated with long-term memory, under which CSHL shall be entitled to reimbursement from the Corporation for patent and related expenses and (ii) ** and

      WHEREAS, an aggregate of ** shares of Senior Common Stock, par value $.001 per share, and Ordinary Common Stock, par value $.001 per share, of the Corporation has been issued to certain CSHL individuals, as more fully set forth on Schedule 1, subject to vesting as provided thereon; and

      WHEREAS, the parties to this Agreement believe it is in their mutual best interests to provide for continuity and harmony in the management and the policies of the Corporation; and

--------------------

** This portion has been redacted pursuant to a request for confidential treatment.

      WHEREAS, the parties hereto, inter alia, are entering into this Agreement for the mutual purposes of (a) providing for the management of the Corporation and (b) providing for certain restrictions on transfer of the Preferred Stock or Common Stock, as the case may be.

      NOW, THEREFORE, in consideration of the foregoing and of the respective covenants and undertakings of the Corporation and the Investors hereunder and under the Series A Stock Purchase Agreement, as the case may be, the parties hereto do hereby agree as follows:

      SECTION 1. Definitions. As used herein, the following terms shall have the following respective meanings:

      "Board" shall mean the Board of Directors of the Corporation.

      "Budget" shall have the meaning set forth in Section 2.9 hereof.

      "Certificate" shall mean the Certificate of Incorporation of the Corporation, as filed with the Secretary of State of the State of Delaware on July 10, 1997, as amended from time to time.

      "Commission" shall mean the U.S. Securities and Exchange Commission.

      "Common Stock" shall mean the Senior Common Stock, par value $.001 per share, and Ordinary Common Stock, par value $.001 per share, of the Corporation.

      "CSHL" shall mean Cold Spring Harbor Laboratory, a New York corporation.

      "Environmental Laws" shall mean all applicable federal, state and local laws, ordinances, rules and regulations that regulate, fix liability for, or otherwise relate to, the handling, use (including use in industrial processes, in construction, as building materials, or otherwise), storage and disposal of hazardous and toxic wastes and substances, and to the discharge, leakage, presence, migration, threatened release or release (whether by disposal, a discharge into any water source or system or into the air, or otherwise) of any pollutant or effluent. Without limiting the preceding sentence, the term "Environmental Laws" shall specifically include the following federal and state laws, as amended:

                                     FEDERAL

      Comprehensive Environmental Response,
      Compensation and Liability Act of 1980,
      42 U.S.C. 9601 et seq.;

      Resource Conservation and Recovery Act of 1976,
      42 U.S.C. 6901 et seq.;

      Federal Water Pollution Control Act,
      33 U.S.C. 1251 et seq.; and

      Clean Air Act, 42 U.S.C. 7401 et seq.


                                      STATE

                         NEW YORK ENVIRONMENTAL STATUTES

      Environmental Conservation Law 1-0101 et seq.


      "Equity Percentage" shall mean, as to any Investor, that percentage figure which expresses the ratio that (a) the number of shares of issued and outstanding Common Stock then owned by such Investor bears to (b) the aggregate number of shares of issued and outstanding Common Stock then owned by all Investors. For purposes solely of the computation set forth in clauses (a) and
(b) above, all issued and outstanding securities held by the Investors that are convertible into or exercisable or exchangeable for shares of Common Stock (including any issued and issuable shares of Preferred Stock) or for any such convertible, exercisable or exchangeable securities, shall be treated as having been so converted, exercised or exchanged at the rate or price at which such securities are convertible, exercisable or exchangeable for shares of Common Stock in effect at the time in question (which, for purposes of Section 2.3 of this Agreement, shall be at the time of delivery by the Corporation of the notice of the Offer contemplated by Section 2.3(b), whether or not such securities are at such time immediately convertible, exercisable or exchangeable.

      "Excess Securities" shall have the meaning set forth in Section 2.3(d) hereof.

      "Excess Securities Notice" shall have the meaning set forth in Section 2.3(d) hereof.

      "Excess Securities Period" shall have the meaning set forth in Section 2.3(d) hereof.

      "Exchange Act" shall mean the Securities Exchange Act of 1934, as amended.

      "Exchange Act Registration Statement" shall have the meaning set forth in
Section 2.6 hereof.

      "Excluded Forms" shall have the meaning given such term in Section 3.5 hereof.

      "Excluded Securities" shall mean, collectively:

            (i)   the Reserved Shares;

            (ii) Common Stock issued or issuable to officers, directors or employees of or consultants or independent contractors to the Corporation, pursuant to any written agreement, plan or arrangement, to purchase, or rights to subscribe for, such Common Stock, that has been approved in form and in substance by the holders of a majority of the voting power of the Series A Preferred Shares then outstanding;

            (iii) any securities issued upon the exercise of any rights, options or warrants to purchase such capital stock or exchange of any convertible or exchangeable securities;

            (iv) any securities issued pursuant to the acquisition of another corporation by the Corporation by merger or purchase of all or substantially all assets of that corporation whereby the Corporation owns not less than fifty-one percent (51%) of the voting power or assets of such corporation following such merger or purchase of all or substantially all of such corporation's assets which acquisition has been approved in accordance with the Certificate; or

            (v) any securities issued as a stock dividend or upon any stock split or other subdivision of shares of Common Stock.

      "Fixed Royalty Payments" shall mean the fixed royalty payments referred to in the Roche Research Agreement.

      "Hazardous Materials" shall include without limitation, any flammable explosives, petroleum products, petroleum byproducts, radioactive materials, hazardous wastes, hazardous substances, toxic substances or other similar materials regulated by Environmental Laws.

      "Investors" shall mean each of the persons listed on Schedule 1 hereto, severally but not jointly and severally.

      "Large Stockholders" shall mean (i) ** and (ii) **

      "Notice of Acceptance" shall have the meaning set forth in Section 2.3(c) hereof.

      "Offer" shall have the meaning set forth in Section 2.3(b) hereof.

      "Offered Securities" shall mean, except for Excluded Securities, (i) any shares of Common Stock, Preferred Stock or any other equity security of the Corporation, (ii) any debt security or capitalized lease with any equity feature with respect to the Corporation (except as may be issued to banks or leasing companies in order to obtain financing or secure leases of equipment), or (iii) any option, warrant or other right to subscribe for, purchase or otherwise acquire any such equity security, debt security or capitalized lease (except as may be issued to banks or leasing companies in order to obtain financing or secure leases of equipment).


----------------------

** This portion has been redacted pursuant to a request for confidential treatment.

      "OSI" shall mean Oncogene Science, Inc., a Delaware corporation.

      "Other Shares" shall have the meaning set forth in Section 3.5(e) hereof.

      "Preferred Shares" shall mean the Series A Preferred Shares.

      "Preferred Shares Investors" shall mean Roche, OSI and CSHL.

      "Preferred Stock" shall mean the Preferred Stock, par value $.001 per share, of the Corporation.

      "Property" shall include, without limitation, land, buildings and laboratory facilities owned or leased by the Corporation or as to which the Corporation now has any duties, responsibilities (for clean-up, remedy or otherwise) or liabilities under any Environmental Laws, or as to which the Corporation or any subsidiary of the Corporation may have such duties, responsibilities or liabilities because of past acts or omissions of the Corporation or any such subsidiary or their predecessors, or because the Corporation or any such subsidiary or their predecessors in the past was such an owner or operator of, or bore some other relationship with, such land, buildings and/or laboratory facilities.

      "Refused Securities" shall have the meaning set forth in Section 2.3(f) hereof.

      "Reserved Shares" shall mean the shares of Common Stock reserved by the Corporation for issuance upon the conversion of the Series A Preferred Shares.

      "Restricted Securities" shall mean any of (a) the Series A Preferred Shares and the Common Stock issued or issuable upon the conversion of the Series A Preferred Shares, (b) all shares of Common Stock issued or issuable in respect thereof by way of stock splits, stock dividends, stock combinations, recapitalizations or like occurrences, and (c) any other shares of Common Stock or other securities of the Corporation which are convertible into or exercisable for (i) shares of Common Stock or (ii) securities convertible into or exercisable for shares of Common Stock (including, without limitation, other classes or series of Convertible Preferred Stock, warrants, options or other rights to purchase Common Stock or convertible debentures or other convertible debt securities) and the Common Stock issued or issuable upon such conversion or exercise of such other securities, which may be issued hereafter to any of the Investors, have not been sold (A) in connection with an effective registration statement filed pursuant to the Securities Act, or (B) pursuant to Rule 144 or Rule 144A promulgated by the Commission under the Securities Act.

      "Restricted Shares" shall mean the shares of Common Stock issued or issuable upon the conversion or exchange of the Restricted Securities or otherwise constituting a portion of the Restricted Securities.

      "Roche" shall mean **

      "Roche Research Agreement" means the Collaborative Research and Licensing Agreement, of even date herewith, between the Corporation and Roche.

      "Securities Act" shall mean the Securities Act of 1933, as amended.

      "Series A Preferred Shares" shall mean shares of Series A Preferred Stock issued pursuant to the Series A Stock Purchase Agreement.

      "Series A Preferred Stock" shall mean Series A Convertible Preferred Stock, par value $.001 per share, of the Corporation.

      "Series A Stock Purchase Agreement" shall mean the Convertible Preferred Stock Purchase Agreement, among the Corporation and certain of the Investors listed on Schedule 1 thereto.

      "Stockholders" shall mean all holders of capital stock of the Corporation.

      "Target Month" shall have the meaning set forth in Section 2.8(a) hereof.

      "Termination Date" shall have the meaning set forth in Section 5.5 hereof.

      "30-Day Period" shall have the meaning set forth in Section 2.3(b) hereof.

      "Transfer" shall include any disposition of any Restricted Securities or of any interest therein which would constitute a sale thereof within the meaning of the Securities Act.

      SECTION 2. Certain Covenants of the Corporation.

      2.1 Meetings of the Board of Directors. The Corporation shall call, and use its best efforts to have, regular meetings of the Board not less often than quarterly. The Corporation shall pay all reasonable and appropriately documented travel expenses and other out-of-pocket expenses incurred by directors who are not employed by the Corporation in connection with attendance at meetings to transact the business of the Corporation or attendance at meetings of the Board or any committee thereof.

      2.2 Reservation of Shares of Common Stock and Preferred Stock, Etc. The Corporation shall at all times have authorized and reserved out of its authorized but unissued shares of Common Stock, a sufficient number of shares of Common Stock to provide for the conversion

--------------------

** This portion has been redacted pursuant to a request for confidential treatment.

of the Series A Preferred Shares. Neither the issuance of the Series A Preferred shares, nor the shares of Common Stock issuable upon the conversion of the Series A Preferred Shares, shall be subject to a preemptive right of any other Stockholder.

      2.3 Right of First Refusal.

      (a) The Corporation shall not issue, sell or exchange, agree to issue, sell or exchange, or reserve or set aside for issuance, sale or exchange, any Offered Securities unless in each case the Corporation shall have first offered to sell to the Preferred Shares Investors all of such Offered Securities on the terms set forth herein. Each Preferred Shares Investor shall be entitled to purchase up to its pro rata share of the Offered Securities based upon its relative Equity Percentage (the "Equity Percentage").

      (b) The Corporation shall deliver to each Preferred Shares Investor written notice of the offer to sell the Offered Securities, specifying the price and terms and conditions of the offer (the "Offer"). The Offer by its terms shall remain open and irrevocable for a period of 30 days from the date of its delivery to such Preferred Shares Investor (the "30-Day Period"), subject to extension to include the Excess Securities Period (as such term is hereinafter defined).

      (c) Each Preferred Shares Investor shall evidence its intention to accept the Offer by delivering a written notice signed by the Preferred Shares Investor setting forth the number of shares that the Preferred Shares Investor elects to purchase (the "Notice of Acceptance"). The Notice of Acceptance must be delivered to the Corporation prior to the end of the 30-Day Period.

      (d) If any Preferred Shares Investor fails to exercise its right hereunder to purchase its Equity Percentage of the Offered Securities, the Corporation shall so notify the other Preferred Shares Investors in a written notice (the "Excess Securities Notice"). The Excess Securities Notice shall be given once by the Corporation with respect to all Preferred Shares Investors promptly after it learns of the intention of one or more Preferred Shares Investors not to purchase all of its or their Equity Percentage of the Offered Securities, but in no event later than ten (10) days after the expiration of the 30-Day Period. The Preferred Shares Investors who or which have agreed to purchase their Equity Percentage of the Offered Securities shall have the right to purchase the portion not purchased by such other Preferred Shares Investors (the "Excess Securities"), in amounts based on the relative stock ownership in the Corporation of each purchasing Preferred Shares Investor, by giving written notice within ten (10) days after receipt of the Excess Securities Notice from the Corporation. The twenty (20) day period during which (i) the Corporation must give the Excess Securities Notice to the other Preferred Shares Investors, and (ii) each of the other Preferred Shares Investors must give the Corporation notice of its intention to purchase all or any portion of its pro rata share of the Excess Securities, is hereinafter referred to as the "Excess Securities Period."

      (e) If the Preferred Shares Investors tender their Notice of Acceptance prior to the end of the 30-Day Period indicating their intention to purchase all of the Offered Securities or, if prior to the termination of the Excess Securities Period, the Preferred Shares Investors tender Excess Securities Notices to purchase all of the Excess Securities, the Corporation shall schedule a closing of the sale of all such Offered Securities. Upon the closing of the sale of the Offered Securities to be purchased by the Preferred Shares Investors, each Preferred Shares Investor shall (i) purchase from the Corporation that portion of the Offered Securities (including the Excess Securities) for which it tendered a Notice of Acceptance and an Excess Securities Notice, if applicable, upon the terms specified in the Offer, and (ii) execute and deliver an agreement further restricting transfer of such Offered Securities substantially as set forth in Section 3.1, 3.2 and 3.3 of this Agreement. In addition, with respect to the Offered Securities being purchased by the Preferred Shares Investors, the Corporation shall provide each such Preferred Shares Investor with the rights and benefits set forth in this Agreement. The obligation of the Preferred Shares Investors to purchase such Offered Securities is further conditioned upon the preparation of a purchase agreement embodying the terms of the Offer, which shall be reasonably satisfactory in form and substance to such Preferred Shares Investor and the Preferred Shares Investor's counsel.

      (f) The Corporation shall have ninety (90) days from the expiration of the 30-Day Period, or the Excess Securities Period, if applicable, to sell the Offered Securities (including the Excess Securities) refused by the Preferred Shares Investors (the "Refused Securities") to any other person or persons, but only upon terms and conditions which are in all material respects (including, without limitation, price and interest rate) no more favorable to such other person or persons, and no less favorable to the Corporation, than those set forth in the Offer. Upon and subject to the closing of the sale of all of the Refused Securities (which shall include full payment to the Corporation), each Preferred Shares Investor shall (i) purchase from the Corporation those Offered Securities (including the Excess Securities) for which it tendered a Notice of Acceptance and an Excess Securities Notice, if applicable, upon the terms specified in the Offer, and (ii) execute and deliver an agreement restricting transfer of such Offered Securities (including the Excess Securities) substantially as set forth in Sections 3.1, 3.2 and 3.3 of this Agreement. In addition, with respect to the Offered Securities being purchased by the Preferred Shares Investors, the Corporation shall provide each such Preferred Shares Investor with the rights and benefits set forth in this Agreement. The obligation of the Preferred Shares Investor to purchase such Offered Securities (including the Excess Securities) is further conditioned upon the preparation of a purchase agreement embodying the terms of the Offer, which shall be reasonably satisfactory in form and substance to such Preferred Shares Investor and the Preferred Shares Investor's counsel. The Corporation shall not make any purchase of Offered Securities utilizing the funds of the Corporation.

      (g) In each case, any Offered Securities not purchased either by the Preferred Shares Investors or by any other person in accordance with this
Section 2.3 may not be sold or otherwise disposed of until they are again offered to the Preferred Shares Investors under the procedures specified in Paragraphs (a), (b), (c), (d), (e) and (f) hereof.

      (h) Each Preferred Shares Investor may, by prior written consent, waive its rights under this Section 2.3. Such a waiver shall be deemed a limited waiver and shall only apply to the extent specifically set forth in the written consent of such Preferred Shares Investor.

      2.4 Purchase of Common Stock or Other Securities. Roche shall have the right to purchase additional shares of Common Stock or other securities (as provided below, if an initial public offering of any securities of the Corporation has not yet taken place) within sixty (60) days of its making of each Fixed Royalty Payment pursuant to the Collaboration Agreement between it and the Corporation.

          The number of such new shares shall equal the Fixed Royalty Payment divided by (a) if prior to the Termination Date, the lowest price per share at which the Corporation issued shares of Common Stock or other securities (based in good faith on the convertibility of such other securities into Common Stock) within the six (6) months prior to the purchase by Roche (or within the twelve
(12) months prior to the purchase by Roche if no shares of Common Stock or other securities (if an initial public offering of any securities of the Corporation has not yet taken place) were issued within such six (6) month period; or if no shares of Common Stock or other securities (if an initial public offering of any securities of the Corporation has not yet taken place) were issued within such twelve (12) month period, the fair market value of the shares of Common Stock or other securities (if an initial public offering of any securities of the Corporation has not yet taken place) as determined in good faith by the Board of Directors) (excluding any Excluded Securities) and (b) if after the Termination Date, ** of the market price of Common Stock for investment at the time of the Fixed Royalty Payment.

          "Market price" per share of Common Stock shall be deemed to be the average of the daily closing prices for the thirty (30) consecutive trading days immediately preceding the Fixed Royalty Payment date and the closing price for each day shall be the last reported sales price regular way or, in case no such reported sale takes place on such day, the closing bid price regular way, in either case on the principal national securities exchange (including, for purposes hereof, the NASDAQ National Market System) on which the Common Stock is listed or admitted to trading or, if the Common Stock is not listed or admitted to trading on any national securities exchange, the highest reported bid price for the Common Stock as furnished by the National Association of Securities Dealers, Inc. through NASDAQ or a similar organization if NASDAQ is no longer reporting such information. If on any such date the Common Stock is not listed or admitted to trading on any national securities exchange and is not quoted by NASDAQ or any similar organization, the fair value of a share of Common Stock on such date, as determined in good faith by the Board of Directors of the Corporation, whose determination shall be conclusive absent manifest error, shall be used.

          Upon any such sale to Roche, each other Preferred Shares Investor shall have the right to proportionally increase its percentage of the outstanding capital stock, pari passu with Roche's proportional increase in its percentage of the outstanding capital stock, by subscribing for and purchasing such number of additional shares of Common Stock or other securities at the

--------------------

** This portion has been redacted pursuant to a request for confidential treatment.

same price as paid by Roche as is necessary to proportionally increase the percentage of outstanding shares of capital stock owned by such other Preferred Shares Investor immediately prior to the sale to Roche by the same proportional increase in Roche's percentage of outstanding shares of capital stock as a result of the sale to Roche.

            Roche's right to purchase additional shares of Common Stock shall expire only upon the expiration of its Collaboration Agreement entered into as of July 1, 1997 with Hoffman-La Roche Inc.

            2.5    Negative Covenants.

      (a) Required Approvals. The Corporation shall not, directly or indirectly, take any of the actions specified in Article III, Section A.5(c) of the Certificate without the prior written consent or vote of the holders of seventy percent (70%) of the then outstanding Preferred Shares, determined in accordance with Section A.5(a) of the Certificate. In addition, the Corporation shall not, directly or indirectly, take any of the actions specified in Article V, Section A.2 of the Certificate without the written approval of the Board, including Series A Preferred Directors as that term is used in the Certificate.

      (b) Stock and Option Agreements. Without the prior written consent or vote of the holders of a majority of the then outstanding Preferred Shares, determined in accordance with Section A.5(a) of Article III of the Certificate (including, in such calculation, any outstanding Restricted Shares held by such holders), the Corporation shall not issue any shares of Common Stock or options, warrants or other rights to acquire Common Stock or other securities of the Corporation to any employee, officer, director, consultant, independent contractor or other person or entity except for Excluded Securities.

      (c) Registration Rights. The Corporation shall not hereafter grant to any persons any rights to register or qualify stock of the Corporation under federal or state securities laws, unless it shall have first obtained the written consent of the holders of a majority of the voting power of the Preferred Shares then outstanding, determined in accordance with Section A.5(a) of Article III of the Certificate (including, in such calculation, any outstanding Restricted Shares held by such holders).

      2.6    Filing of Reports Under the Exchange Act.

      The Corporation shall give prompt notice to the holders of Preferred Shares, and ** of (i) the filing of any registration statement or other appropriate approved form (an "Exchange Act Registration Statement") pursuant to the Exchange Act, relating to any class of equity securities of the Corporation,
(ii) the effectiveness of such Exchange Act Registration Statement, and (iii) the number of shares of such class of equity securities outstanding, as reported in such Exchange Act Registration Statement, in order to enable the Investors to

----------

** This portion has been redacted pursuant to a request for confidential treatment.

comply with any reporting requirements under the Exchange Act or the Securities Act. Upon the written request of a majority in interest of the holders of Preferred Shares, the Corporation shall, at any time after the Corporation has registered any shares of Common Stock under the Securities Act, file an Exchange Act Registration Statement relating to any class of equity securities of the Corporation then held by the holders of Preferred Shares or issuable upon conversion or exercise of any class of debt or equity securities or warrants or options of the Corporation then held by the Investors, whether or not the class of equity securities with respect to which such request is made shall be held by the number of persons which would require the filing of a registration statement under Section 12(g)(1) of the Exchange Act.

      (a) If the Corporation shall have filed an Exchange Act Registration Statement or a registration statement (including an offering circular under Regulation A promulgated under the Securities Act) pursuant to the requirements of the Securities Act, which shall have become effective (and in any event, at all times following the initial public offering of any of the securities of the Corporation), then the Corporation shall comply with all of the reporting requirements of the Exchange Act (whether or not it shall be required to do so) and shall comply with all other public information reporting requirements of the Commission as a condition to the availability of an exemption from the Securities Act for the sale of any of the Restricted Securities by any holder of Restricted Securities (including any such exemption pursuant to Rule 144 or Rule 144A thereof, as amended from time to time, or any successor rule thereto or otherwise).

            The Corporation shall cooperate with each holder of Restricted Securities in supplying such information as may be necessary for such holder of Restricted Securities to complete and file any information reporting forms presently or hereafter required by the Commission as a condition to the availability of an exemption from the Securities Act (under Rule 144 or Rule 144A thereunder or otherwise) for the sale of any of the Restricted Securities by any holder of Restricted Securities. In particular, the Corporation shall furnish to any holder of Restricted Securities upon request, (i) a written statement by the Corporation as to its compliance with the reporting requirements of Rule 144 (at any time after 90 days after the effective date of the Exchange Act Registration Statement), the Securities Act and the Exchange Act (at any time after it has become subject to such reporting requirements) or as to whether it qualifies as a registrant whose securities may be sold on a registration statement on Form S-3, and (ii) a copy of the most recent annual or quarterly report of the Corporation and such other reports and documents filed by the Corporation with the Commission.

      2.7 Access to Records. The Corporation shall afford to each of the Investors and such Investor's employees, counsel and other authorized representatives, free and full access, at all reasonable times and for reasonable periods of time, to all of the books, records and properties of the Corporation and to all officers of the Corporation, subject to the limitations set in Section 2.16.

      2.8 Financial Reports. Until such time that the Corporation has a class of its equity securities registered under the Exchange Act and is required to file reports thereunder pursuant to Sections 13 or 15(d) of the Exchange Act, except with respect to the obligation set forth in

Section 2.8(e) hereunder which shall survive such time, the Corporation shall furnish each of the Investors with the financial information described below, subject to the limitations set forth in Section 2.16 below:

      (a) Upon receipt of a request from any of the Large Stockholders prior to the end of a monthly accounting period, the Corporation shall deliver to such Large Stockholders, within 30 days after the last day of each month (the "Target Month") (or such other calendar period as is approved by the Board), unaudited financial statements, including a balance sheet as of the last date of such Target Month, a statement of income (or monthly operating expenses) for such month, together with a cumulative statement of income from the first day of the current year to the last day of such month, which statements shall be prepared from the books and records of the Corporation, a cash flow analysis, together with cumulative cash flow analyses from the first day of the current year to the last day of such month, and a comparison between the actual monthly operating expenses and the projected figures for such month and the comparable figures for the prior year, subject to the provisions of Section 2.9 hereof.

      (b) Upon receipt of a request from any of the Investors prior to the end of a quarterly accounting period, the Corporation shall deliver to such Investors, within 45 days after the end of such quarterly accounting period, unaudited financial statements for such quarterly account period, certified by the Chief Financial Officer or the Treasurer of the Corporation, as presenting fairly the financial condition and results of operations of the Corporation and as having been prepared on a basis consistent with the accounting principles reflected in the Corporation's annual audited financial statements, accompanied by a report, signed by the Chief Financial Officer or the Treasurer of the Corporation, summarizing the operating and financial highlights of the Corporation for such quarterly accounting period, which report shall include (a) a comparison between the actual quarterly operating and financial results, the Budget (as defined in Section 2.9 hereof) and the results of the similar quarterly accounting period for the prior fiscal year of the Corporation, together with an explanation of material variances from the Budget and such similar quarterly accounting period, as the case may be, and (b) a narrative analysis of operations and trends in the business of the Corporation during such quarterly accounting period.

      (c) Within 120 days after the end of each fiscal year of the Corporation, audited financial statements of the Corporation, which shall include an income statement and a statement of cash flow for such fiscal year and a balance sheet as of the last day thereof, each prepared in accordance with generally accepted accounting principles consistently applied, and accompanied by the report of such independent certified public accountants as shall have been approved by the Board.

      (d) If for any period the Corporation shall have any subsidiary or subsidiaries whose accounts are consolidated with those of the Corporation, then the financial statements delivered for such period pursuant to paragraphs (a),
(b) and (c) of this Section 2.8 shall be the consolidated and consolidating financial statements of the Corporation for all such consolidated subsidiaries.

      (e)   Promptly upon becoming available:

            (i) copies of all financial statements, reports, press releases, notices, proxy statements and other documents sent by the Corporation to its Stockholders or released to the public and copies of all regular and periodic reports, if any, filed by the Corporation with the Commission or any securities exchange or self-regulatory organization; and

            (ii) any other financial or other information available to management of the Corporation that any of the Investors shall have reasonably requested on a timely basis.

      2.9 Budget and Operating Forecast. The Corporation shall prepare and submit to the Board and each of the Investors an operating plan with quarterly breakdowns (the "Budget") for each fiscal year at least 45 days prior to the beginning of each fiscal year of the Corporation. The Budget shall be deemed accepted as the Budget for such fiscal year only when it has been approved by the Board. The Budget shall be reviewed by the Corporation periodically and all changes therein, and all material deviations therefrom, shall be reviewed by the Board on at least a quarterly basis.

      2.10 System of Accounting. The Corporation shall maintain, and cause each of its subsidiaries, when and if any shall exist, to maintain, its books of accounts, related records and system of accounting in accordance with good business practices and generally accepted accounting principles, and shall cause the matters contained therein to be appropriately and accurately reflected in the financial reports (which shall be prepared in accordance with generally accepted accounting principles) furnished pursuant to this Agreement.

      2.11 Restriction on Transfer Rights; Confidentiality. The rights granted to each of the Investors pursuant to Sections 2.7 through 2.9 hereof shall not be transferred or assigned by any Investor to, and shall not inure to the benefit of, any successor, transferee or assignee of any Investor, which is engaged in any line of business directly competitive with the Corporation; provided that such prohibition shall not apply to any transfer or assignment to any successor, transferee or assignee of any Investor which is an affiliate of such Investor, including any trusts of which the Investor is the settlor or any family member of such Investor. Each Investor shall hold in confidence the terms of this Agreement, and all information regarding the Corporation which such Investor receives pursuant to this Agreement, unless such information has already been disclosed to the public or as otherwise required by law.

      2.12 Confidentiality and Non-Competition Agreements for Key Employees. Subject to the rules of the Cold Spring Harbor Laboratories, the Corporation shall cause each person who is presently an employee of or a consultant or independent contractor to the Corporation or who becomes an employee of or a consultant to the Corporation subsequent to the date hereof and who shall have or be proposed to have access to confidential or proprietary information of the Corporation to execute a confidentiality and non-competition agreement in form and substance attached hereto or otherwise approved by the Board prior to the commencement of such person's employment by the Corporation in such capacity.

      2.13 Stock Restriction Acknowledged by Directors, Officers, Employees and Consultants who are or become Stockholders. The Corporation shall cause each of its directors, officers, employees consultants or independent contractors who own any shares of capital stock of the Corporation, or has been issued any options, warrants or other rights to purchase any shares of such capital stock, or who may own in the future any such shares, or options, warrants or other rights to purchase any shares of such capital stock, or who may own in the future any such shares, or options, warrants or other rights to purchase such shares, in each case other than Refused Securities purchased in accordance with
Section 2.3(f) hereof, to execute an acknowledgment that they are aware of and understand the restrictions on the transfer of such shares, under the Certificate of Incorporation of the Corporation, this Stockholders' Agreement and any other contractual agreement to which they are a party, prior and as a condition to the acquisition of such shares, or options, warrants or rights, by such person.

      2.14 Marketing and Promotional Material. Each of the Investors will have the right to review and approve, in advance of publication, distribution or dissemination, any reference to such Investor or any entity affiliated with such Investor (other than the Corporation), contained in any document, instrument, report or filing or in any advertising, marketing, promotional and similar materials.

      2.15 Environmental Matters. The Corporation shall promptly advise the Investors in writing of any pending or threatened claim, demand or action by any governmental authority or third party relating to any Hazardous Materials affecting the Property of which it has knowledge. The Corporation shall not discharge, place, release, spill or dispose of any Hazardous Materials or any other pollutants or effluents upon the Property or elsewhere (including, but not limited to, underground injection of such substances), and the Corporation shall not discharge into the air any emission which would require a permit under the Clean Air Act or its state counterparts or any other Environmental Laws, except in compliance with the Environmental Laws. The Stockholders of the Corporation shall have no control over, or authority with respect to, the waste disposal operations of the Corporation.

            The Corporation hereby indemnifies, defends and holds harmless the Investors from and against any and all manner of actions, causes of action, suits, debts, accounts, controversies, judgments, claims, demands, losses or liabilities of any nature (including reasonable attorneys' fees) directly or indirectly arising out of or attributable to (a) any misrepresentation or breach of the representations and covenants set forth in Section 5.17 of the Stock Purchase Agreement, or (b) the use, generation, storage, release, threatened release, discharge, disposal or presence of Hazardous Materials on, under or about the Property by any person during the period that the Corporation was the legal or equitable owner of the Property or which occurred prior to such time and was otherwise actually known by, or should have been known by, the Corporation. The obligation of the Corporation to indemnify the Investors shall specifically cover and include, without limitation, all fines and penalties imposed by federal, state or local authorities, costs of removing or neutralizing the Hazardous Materials, injury to the property adjoining the Property, injury to persons living or working on or about the Property or adjoining or otherwise affecting property, and all other indirect or consequential damages incurred by the Investors.

      2.16 Limitations and Roche Rights. Notwithstanding the provisions of Sections 2.7, and 2.8(e)(ii), the Corporation shall not be required to provide Roche with access to information set forth in such Sections (a) to the extent that the Board of Directors determines in good faith that the Corporation and Roche, as the case may be, have conflicting interests relating to such information, or (b) to the extent that such information relates to potential or actual licensing, development, joint venture or similar transactions between the Corporation and a third party; provided that the Corporation shall act reasonably in determining whether to provide such access to information.

      2.17 Duration of Section. With the exception of Section 2.4, this Section 2 and the rights and obligations of the parties hereunder shall automatically terminate on the consummation of a firm commitment underwritten public offering of Common Stock registered under the Securities Act pursuant to which (X) Common Stock is offered to the public at a price of at least ** per share (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations and like occurrences) and (Y) the net proceeds to the Corporation are at least ** (the "Termination Date"). Prior to the Termination Date the rights and obligations of any Investor under this Section 2 shall terminate upon the date on which such Investor no longer owns any Preferred Shares or Common Stock.

      SECTION 3. Transfer of Securities.

      3.1 Restriction on Transfer. The Restricted Securities shall not be transferable, except upon the conditions specified in this Section 3, which conditions are intended solely to ensure compliance with the provisions of the Securities Act in respect of the Transfer thereof.

      3.2 Restrictive Legend. Each certificate evidencing any Restricted Securities and each certificate evidencing any such securities issued to subsequent transferees of any Restricted Securities shall (unless otherwise permitted by the provisions of Section 3.3 or 3.10 hereof) be stamped or otherwise imprinted with a legend in substantially the following form:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE BEEN ACQUIRED FOR INVESTMENT AND HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW. THE SECURITIES MAY NOT BE PLEDGED, HYPOTHECATED, SOLD OR TRANSFERRED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT FOR THE SECURITIES UNDER THE SECURITIES ACT OF 1933 OR ANY APPLICABLE STATE SECURITIES LAW OR AN EXEMPTION THEREFROM UNDER SUCH ACT OR LAW. ADDITIONALLY, THE TRANSFER OF THESE SECURITIES IS SUBJECT TO THE

--------------------

** This portion has been redacted pursuant to a request for confidential treatment.

CONDITIONS SPECIFIED IN A STOCKHOLDERS' AGREEMENT DATED JUNE 1, 1997, AMONG THE CORPORATION AND CERTAIN OTHER SIGNATORIES THERETO, AND NO TRANSFER OF SUCH SECURITIES SHALL BE VALID OR EFFECTIVE UNTIL SUCH CONDITIONS HAVE BEEN FULFILLED. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT NO COST BY WRITTEN REQUEST MADE BY THE HOLDER OF RECORD OF THIS CERTIFICATE TO THE SECRETARY OF THE CORPORATION.

      3.3 Notice of Transfer. By acceptance of any Restricted Securities, the holder thereof agrees to give prior written notice to the Corporation of such holder's intention to effect any Transfer and to comply in all other respects with the provisions of this Section 3.3.

          Each such notice shall describe the manner and circumstances of the proposed Transfer and shall be accompanied by:

      (a) the written opinion of counsel for the holder of such Restricted Securities, or, at such holder's option, a representation letter of such holder, addressed to the Corporation (which opinion of counsel, or representation letter, as the case may be, shall be reasonably acceptable to the Corporation), as to whether, in the case of a written opinion, in the opinion of such counsel, such proposed Transfer involves a transaction requiring registration of such Restricted Securities under the Securities Act and applicable state securities laws or an exemption thereunder is available, or, in the case of a representation letter, such letter sets forth a factual basis for concluding that such proposed transfer involves a transaction requiring registration of such Restricted Securities under the Securities Act and applicable state securities laws or that an exemption thereunder is available; or

      (b) if such registration is required and if the provisions of Section 3.4 hereof are applicable, a written request addressed to the Corporation by the holder of such Restricted Shares pursuant to the terms and provisions of Section
3.4 hereof;

provided, however, that in the case of any holder of Restricted Securities that is a partnership, no such opinion of counsel or representation letter of the holder shall be necessary for a Transfer by such holder to a partner of such holder, or a retired partner if, with respect to such Transfer by a partnership,
(i) such Transfer is made in accordance with the partnership agreement of such partnership, and (ii) the transferee agrees in writing to be subject to the terms of Sections 3.1, 3.2, 3.3 and 3.10 hereof to the same extent as if such transferee were originally a signatory to this Agreement.

            If in such opinion of counsel or as reasonably concluded from the facts set forth in the representation letter of the holder (which opinion and counsel, or representation letter, as the case may be, shall be reasonably acceptable to the Corporation), the proposed Transfer may be effected without registration under the Securities Act and any applicable state securities laws or "blue sky" laws, then the holder of Restricted Securities shall thereupon be entitled to effect such Transfer in accordance with the terms of the notice delivered by it to the Corporation.

            Each certificate or other instrument evidencing the securities issued upon such Transfer (and each certificate or other instrument evidencing any such securities not Transferred) shall bear the legend set forth in Section
3.2 hereof unless:

            (a) in such opinion of such counsel or as can be concluded from the representation letter of such holder (which opinion and counsel or representation letter shall be reasonably acceptable to the Corporation) the registration of future Transfers is not required by the applicable provisions of the Securities Act and state securities laws, or

            (b) the Corporation shall have waived the requirement of such legend; provided, however, that such legend shall not be required on any certificate or other instrument evidencing the securities issued upon such Transfer in the event such Transfer shall be made in compliance with the requirements of Rule 144 (as amended from time to time or any similar or successor rule) promulgated under the Securities Act.

            The holder of Restricted Securities shall not effect any Transfer until such opinion of counsel or representation letter of such holder has been given to and accepted by the Corporation (unless waived by the Corporation), which acceptance shall not be unreasonably withheld, or until registration of the Restricted Shares involved in the above-mentioned request has become effective under the Securities Act. In the event that an opinion of counsel is required by the registrar or transfer agent of the Corporation to effect a transfer of Restricted Securities in the future, the Corporation shall seek and obtain such opinion from its counsel, and the holder of such Restricted Securities shall provide such reasonable assistance as is requested by the Corporation (other than the furnishing of an opinion of counsel) to satisfy the requirements of the registrar or transfer agent to effectuate such transfer.

      3.4 Required Registration. If the Corporation shall be requested (i) by holders of at least ** of the outstanding Restricted Securities (based on the underlying Common Stock for which the Restricted Securities are convertible or exercisable) to effect the registration under the Securities Act of Restricted Shares, or (ii) after the first registration pursuant to this Section 3.4, by one or more of the holders of Restricted Securities to effect the registration under the Securities Act of Restricted Shares having a proposed aggregate offering price equal to or greater than ** then the Corporation shall promptly give written notice of such proposed registration to all holders of Restricted Securities, and thereupon the Corporation shall promptly use its best efforts to effect the registration under the Securities Act of the Restricted Shares that the Corporation has been requested to register for disposition as described in the request of such holders of Restricted Securities and in any response received from any of the holders of Restricted Securities within 30 days after the giving of the written notice by the Corporation; provided, however, that the Corporation shall not be obligated to effect any registration under the Securities Act except in accordance with the following provisions and Section 3.6:

--------------------

** This portion has been redacted pursuant to a request for confidential treatment.

            (a) Subject to Section 3.6, the Corporation shall not be obligated to file and cause to become effective more than two (2) registration statements requested by Roche, in which Restricted Shares are registered under the Securities Act pursuant to this Section 3.4, if all of the Restricted Shares offered pursuant to such registration statements are sold thereunder upon the price and terms offered.

            (b) Notwithstanding the foregoing, the Corporation may include in each such registration requested pursuant to this Section 3.4 any authorized but unissued shares of Common Stock (or authorized treasury shares) for sale by the Corporation or any issued and outstanding shares of Common Stock for sale by others; provided, however, that, if the number of shares of Common Stock so included pursuant to this clause (b) exceeds the number of Restricted Shares requested by the holders of Restricted Shares requesting such registration, then such registration shall be deemed to be a registration in accordance with and pursuant to Section 3.5; and provided further, however, that the inclusion of such previously authorized but unissued shares by the Corporation or issued and outstanding shares of Common Stock by others in such registration does not adversely affect, in the sole opinion of the holders of Restricted Securities requesting such registration, the ability of the holders of Restricted Securities requesting such registration to market the entire number of Restricted Shares requested by them.

      3.5    Piggyback Registration.

      (a) Each time the Corporation proposes for any reason to register any of its securities under the Securities Act, other than pursuant to a registration statement on Form S-4 or Form S-8 or similar or successor forms (collectively, "Excluded Forms"), the Corporation shall promptly give written notice of such proposed registration to all holders of Restricted Securities, which shall offer such holders the right to request inclusion of any Restricted Shares in the proposed registration.

      (b) Each holder of Restricted Securities shall have 30 days from the receipt of such notice to deliver to the Corporation a written request specifying the number of Restricted Shares such holder intends to sell and the holder's intended method of disposition.

      (c) In the event that the proposed registration by the Corporation is, in whole or in part, an underwritten public offering of securities of the Corporation, any request under section 3.5(b) may specify that the Restricted Shares by included in the underwriting (i) on the same terms and conditions as the shares of Common Stock, if any, otherwise being sold through underwriters under such registration, or (ii) on terms and conditions comparable to those normally applicable to offerings of common stock in reasonably similar circumstances in the event that no shares of Common Stock other than Restricted Shares are being sold through underwriters under such registration.

      (d) Upon receipt of a written request pursuant to Section 3.5(b), the Corporation shall promptly use its best efforts to cause all such Restricted Shares to be registered under the

Securities Act, to the extent required to permit sale or disposition as set forth in the written request.

      (e) Notwithstanding the foregoing, if the managing underwriter of any such proposed registration determines and advises in writing that the inclusion of all Restricted Shares proposed by the holders thereof to be included in the underwritten public offering, together with any other issued and outstanding shares of Common Stock proposed to be included therein by holders other than the holders of Restricted Securities (such other shares hereinafter collectively referred to as the "Other Shares"), would materially interfere with the successful marketing of the Corporation's securities, then the total number of such securities proposed to be included in such underwritten public offering shall be reduced, (i) first by the shares requested to be included in such registration by the holders of Other Shares, and (ii) second, if necessary, (A) one-half (1/2) by the securities proposed to be issued by the Corporation, and
(B) one-half (1/2) by the Restricted Shares proposed to be included in such registration by the holders thereof, on a pro rata basis, based upon the number of Restricted Shares sought to be registered by each such holder. The shares of Common Stock that are excluded from the underwritten public offering pursuant to the preceding sentence shall be withheld from the market by the holders thereof for a period, not to exceed 180 days from the closing of such underwritten public offering, that the managing underwriter reasonably determines as necessary in order to effect such underwritten public offering.

      3.6 Registrations on Form S-2 and S-3. At such time as the Corporation shall have qualified for the use of Form S-2 or Form S-3 (or any successor form promulgated under the Securities Act), each holder of Restricted Securities shall have the right to request in writing an unlimited number (but not more than two (2) annually) of registrations on Form S-2 or Form S-3. Each such request by a holder shall: (a) specify the number of Restricted Shares which the holder intends to sell or dispose of, (b) state the intended method by which the holder intends to sell or dispose of such Restricted Shares, and (c) request registration of Restricted Shares having a proposed aggregate offering price of at least ** . Upon receipt of a request pursuant to this Section 3.6, the Corporation shall use its best efforts to effect such registration or registrations on Form S-2 or Form S-3.

      3.7 Preparation and Filing. If and whenever the Corporation is under an obligation pursuant to the provision of this Section 3 to use its best efforts to effect the registration of any Restricted Shares, the Corporation shall, as expeditiously as practicable:

      (a) prepare and file with the Commission a registration statement with respect to such securities and use its best efforts to cause such registration statement to become and remain effective in accordance with Section 3.7(b) hereof;

--------------------

** This portion has been redacted pursuant to a request for confidential treatment.

      (b) prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith as may be necessary to keep such registration statement effective until the earlier of (i) the sale of all Restricted Shares covered hereby or (ii) nine months, and to comply with the provisions of the Securities Act with respect to the sale or other disposition of all Restricted Shares covered by such registration statement;

      (c) furnish to each holder whose Restricted Shares are being registered pursuant to this Section 3 such number of copies of any summary prospectus or other prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as such holder may reasonably request in order to facilitate the public sale or other disposition of such Restricted Shares;

      (d) use its best efforts to register or qualify the Restricted Shares covered by such registration statement under the securities or blue sky laws of such jurisdictions as each holder whose Restricted Shares are being registered pursuant to this Section 3 shall reasonably request and do any and all other acts or things which may be necessary or advisable to enable such holder to consummate the public sale or other disposition in such jurisdictions of such Restricted Shares; provided, however, that the Corporation shall not be required to consent to general service of process for all purpose in any jurisdiction where it is not then subject to process, qualify to do business as a foreign corporation where it would not be otherwise required to qualify or submit to liability for state or local taxes where it is not otherwise liable for such taxes;

      (e) at any time when a prospectus covered by such registration statement and relating thereto is required to be delivered under the Securities Act within the appropriate period mentioned in Section 3.7(b) hereof, notify each holder whose Restricted Shares are being registered pursuant to this Section 3 of the happening of any event as a result of which the prospectus included in such registration, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing and, at the request of such holder, prepare, file and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such shares, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing;

      (f) if the Corporation has delivered preliminary or final prospectuses to the holders of Restricted Shares that are being registered pursuant to this
Section 3 and after having done so the prospectus is amended to comply with the requirements of the Securities Act, the Corporation shall promptly notify such holders and, if requested, such holders shall immediately cease making offers of Restricted Shares and return all prospectuses to the Corporation. The Corporation shall promptly provide such holders with revised prospectuses and, following receipt of the revised prospectuses, such holders shall be free to resume making offers of the Restricted Shares; and

      (g) furnish, at the request of any holder whose Restricted Shares are being registered pursuant to this Section 3, on the date that such Restricted Shares are delivered to the underwriters for sale in connection with a registration pursuant to this Section 3, if such securities are being sold through underwriters, or, on the date that the registration statement with respect to such securities becomes effective, if such securities are not being sold through underwriters, (i) an opinion, dated such date, of the counsel representing the Corporation for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the holder or holders making such request, and (ii) a letter dated such date, from the independent certified public accountants of the Corporation, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering , addressed to the underwriters, if any, and to the holder or holders making such request.

      3.8 Expenses. The Corporation shall pay all expenses incurred by the Corporation in complying with the Section 3, including, without limitation, all registration and filing fees (including all expenses incident to filing with the National Association of Securities Dealers, Inc.), fees and expenses of complying with the securities and blue sky laws of all such jurisdictions in which the Restricted Shares are proposed to be offered and sold, printing expenses and fees and disbursements of counsel (including with respect to each registration effected pursuant to Sections 3.4, 3.5 and 3.6, the reasonable fees and disbursements of counsel for the holders of Restricted Shares that are being registered pursuant to this Section 3); provided, however, that all underwriting discounts and selling commissions applicable to the Restricted Shares covered by registrations effected pursuant to Section 3.4, 3.5 or 3.6 hereof shall be borne by the seller or sellers thereof, in proportion to the number of Restricted Shares sold by each such seller or sellers.

      3.9 Indemnification.

      (a) Indemnity by the Corporation. In the event of any registration under the Securities Act of any Restricted Shares pursuant to this Section 3 or otherwise, or registration or qualification of any Restricted Shares pursuant to
Section 3.7(d) hereof, the Corporation shall:

            (i) indemnify and hold harmless any seller of such shares (the "Seller"), any underwriter, any officer, director, employee or agent of any Seller or underwriter, and each other person or entity, if any, who controls any Seller or underwriter within the meaning of Section 15 of the Securities Act, against any losses, claims, damages or liabilities, joint or several ("Claims"), to which each such indemnified party may become subject, under the Securities Act or otherwise, insofar as any Claims (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in the registration statement or preliminary prospectus (if used prior to the effective date of the registration statement) or summary or final prospectus or any amendment or supplement thereto (if used during the period the Corporation is required to keep the registration statement current) or any document filed under a state securities or blue sky law (collectively, "Registration Documents") or insofar as any Claims (or actions in respect thereof) arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading or insofar as any Claims (or actions in respect thereof) arise out of or are based upon any violation by the Corporation of any Federal, state or common law rule or regulation applicable to the Corporation; and

            (ii) reimburse each indemnified party for all legal or other expenses reasonably incurred by it in connection with investigating or defending any Claim or action, including any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the written consent of the Corporation (which consent shall not unreasonably be withheld); provided, however, that the Corporation shall not be liable to a particular indemnified party to the extent that any Claim or expense arises out of or is based upon any untrue statement or omission made in any Registration Document in reliance upon and in conformity with written information furnished to the Corporation by or on behalf of such indemnified party through an instrument duly executed by such indemnified party specifically stating that it is for use in the preparation of the Registration Document.

      (b) Indemnity by the Sellers. In the event of any registration under the Securities Act of any shares of Common Stock pursuant to this Agreement, each Seller severally shall:

            (i) indemnify and hold harmless the Corporation, each of its directors, each of its officers who have signed the registration statement, each other person, if any, who controls the Corporation within the meaning of Section 15 of the Securities Act, and each underwriter and each other person, if any, who controls such underwriter within the meaning of Section 15 of the Securities Act against any Claims to which each such indemnified party may become subject under the Securities Act or otherwise, insofar as such Claims (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in any Registration Document, or arise out of or are based upon the omission or alleged omission to state in any Registration Document a material fact required to be stated therein or necessary to make the statements made therein not misleading; and

            (ii) reimburse each indemnified party for all legal or other expenses reasonably incurred by it in connection with investigating or defending any such Claim or action, including any amounts paid in settlement of any litigation, commenced or threatened, if such settlement is effected with the prior written consent of the Seller (which consent shall not unreasonably be withheld); provided, however, that such indemnification or reimbursement shall be payable only if, and to the extent that, any Claim or expense arises out of or is based upon an untrue statement or omission made in any Registration Document in reliance upon and in conformity with written information furnished to the Corporation through an instrument duly executed by the Seller specifically stating that it is for use in the preparation thereof; and provided further that the liability of such Seller shall be limited to an amount equal to the net proceeds to such Seller of shares of Common Stock sold by such Seller pursuant to such registration as contemplated herein.

      (c) Procedure for Indemnification. Promptly after receipt by an indemnified party, under Section 3.9(a) or 3.9(b), of notice of the commencement of any action, the indemnified party shall notify the indemnifying party in writing of the commencement thereof, if a claim in respect thereof is to be made against an indemnifying party under any of these Sections; but the omission of such notice shall not relieve the indemnifying party from liability which it may have to the indemnified party under this Section 3.9, except to the extent that the indemnifying party is actually prejudiced by such failure to give notice and shall not relieve the indemnifying party from any liability which it may have to any indemnified party otherwise than under this Section 3.9.

      In case any action is brought against the indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and to the extent that it chooses, to assume the defense thereof with counsel reasonably satisfactory to the indemnified party, and after notice from the indemnifying party to the indemnified party that it so chooses, the indemnifying party shall not be liable for any legal or other expenses subsequently incurred by the indemnified party in connection with the defense thereof; provided however, that (i) if the indemnifying party fails to take reasonable steps necessary to defend diligently the claim within 20 days after receiving notice from the indemnified party that the indemnified party believes it has failed to do so, or (ii) if the indemnified party who is a defendant in any action or proceeding which is also brought against the indemnifying party reasonably shall have concluded that there may be legal defenses available to the indemnified party which are not available to the indemnifying party, or (iii) if representation of both parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct, the indemnified party shall have the right to assume or continue its own defense as set forth above (but with no more than one firm of counsel for all indemnified parties in each jurisdiction, except to the extent any indemnified party or parties reasonably shall have concluded that there may be legal defenses available to such party or parties which are not available to the other indemnified parties or to the extent representation of all indemnified parties by the same counsel is otherwise inappropriate under applicable standards of professional conduct) and the indemnifying party shall be liable for any expenses therefor.

      (d) Non-Exclusive Indemnity. Any indemnity agreements contained herein shall be in addition to any other rights to indemnification or contribution which any indemnified party may have pursuant to law or contract and shall remain operative and in full force and effect regardless of any investigation made or omitted by or on behalf of any indemnified party.

      (e) Contribution. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses:

            (i) in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and the indemnified party on the other (determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such untrue statement or omission); or

            (ii) if the allocation provided by clause (i) above is not permitted by applicable law or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative fault of the indemnifying party and the indemnified party, but also the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other (taking into consideration the fact that the provision of the registration rights hereunder is a material inducement to the Investors to acquire shares of Common Stock), as well as any other relevant equitable considerations.

      No person or entity found guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person or entity who was not found guilty of such fraudulent misrepresentation. Notwithstanding anything to the contrary in this
Section 3.9(e), no indemnifying party (other than the Corporation) shall be required, pursuant to this Section 3.9(e), to contribute any amount in excess of the net proceeds received by such indemnifying party from the sale of shares of Common Stock in the offering to which the losses, claims, damages, liabilities or expenses of the indemnified party relate.

      (f) Notwithstanding any of the foregoing, if, in connection with an underwritten public offering of any Restricted Shares, the Corporation, the holders of such Restricted Shares and the underwriters enter into an underwriting or purchase agreement relating to such offering which contains substantially similar provisions covering indemnification among the parties, then the indemnification provision of this Section 3.9 shall be deemed inoperative for purposes of such offering.

      3.10 Removal of Legends, Etc. Notwithstanding the foregoing provisions of this Section 3, the restrictions imposed by this Section 3 upon the transferability of any Restricted Securities shall cease and terminate when (a) any such Restricted Securities are sold or otherwise disposed of in accordance with the intended method of disposition by the seller or sellers thereof set forth in a registration statement or such other method contemplated by Section
3.3 hereof that does not require that the securities transferred bear the legend set forth in Section 3.2 hereof, including a Transfer pursuant to Rule 144 or a successor rule thereof (as amended from time to time), or (b) the holder of Restricted Securities has met the requirements for transfer of such Restricted Securities pursuant to subparagraph (k) of Rule 144 or a successor rule thereof (as amended from time to time) promulgated by the Commission under the Securities Act. Whenever the restrictions imposed by this Section 3 have terminated, a holder of a certificate for Restricted Securities as to which such restrictions have terminated shall be entitled to receive from the Corporation, without expense and the Corporation shall use its reasonable best efforts to provide such holder with, a new certificate not bearing the restrictive legend set forth in Section 3.2 hereof and not containing any other reference to the restrictions imposed by this Section 3.

      SECTION 4. Securities Act Registration Statements. Except for securities of the Corporation registered on Forms S-2 or S-3, or successor approved forms, of the Securities and Exchange Commission, the Corporation shall not file any registration statement under the Securities Act covering any securities unless it shall first have given each holder of Restricted Securities written notice thereof. The Corporation further covenants that each holder of Restricted Securities shall have the right, at any time when it may be deemed to be a controlling person of the Corporation, within the meaning of the Securities Act, to participate in the preparation of such registration statement and to request the insertion therein of material furnished to the Corporation in writing which in such holder's judgment should be included. In connection with any registration statement referred to in this Section 4, the Corporation shall indemnify, to the extent permitted by law, each holder of Restricted Securities, its officers, partners and directors and each person, if any, who controls any such holder within the meaning of the Securities Act in the same manner and to the same extent as the Corporation is required to indemnify a seller of Restricted Securities in Section 3.9 hereof. If, in connection with any such registration statement, any holder of Restricted Securities shall furnish written information to the Corporation expressly for use in the registration statement, then such holder shall indemnify the Corporation, each director of the Corporation, each officer of the Corporation who signs such registration statement and each person, if any, who controls the Corporation within the meaning of the Securities Act to the same extent as a seller of Restricted Securities is required to indemnify such persons in Section 3.9 hereof.

      SECTION 5. Election of Directors.

      5.1 Voting for Directors. At each annual meeting of the stockholders of the Corporation and at each special meeting of the stockholders of the Corporation called for the purposes of electing directors of the Corporation, and at any time at which stockholders of the Corporation shall have the right to, or shall, vote for or consent to the election of directors, then, in each such event, each Investor shall vote all Preferred Shares and any other shares of voting stock of the Corporation then owned (or controlled as to voting rights) by it, whether by purchase, exercises of rights, warrants or options, stock dividends or otherwise:

      (a) to fix and maintain the number of directors on the Board of Directors of the Corporation at no more than ** ;

      (b) to elect to the Board ** designated by Roche (the ** ) for so long as Roche owns at least ** of the shares of Series A Preferred Stock originally issued to it by the Corporation (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations and like occurrences) ** ; and

--------------------

** This portion has been redacted pursuant to a request for confidential treatment.

      (c) to elect to the Board ** designated by OSI (the ** ) and ** designated by Cold Spring Harbor Laboratory (the ** ) for so long as OSI and Cold Spring Harbor Laboratory, respectively, owns at least ** of the shares of Series A Preferred Stock originally issued to it by the Corporation (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations and like occurrences).

      The ** and ** and the ** shall be the Series A Directors (as defined in the Certificate) under the Certificate.

      5.2 Cooperation of the Corporation. The Corporation shall use its best efforts to effectuate the purposes of this Section 5, including promoting the adoption of any necessary amendment of the By-Laws of the Corporation and the Certificate.

      5.3 Notices. The Corporation shall provide the Investors with at least twenty (20) days' prior notice in writing of any intended mailing by the Corporation of notice to the Investors of a meeting at which directors are to be elected, and such notice shall include the names of the persons designated pursuant to Section 5.1 hereof. Roche, OSI and Cold Spring Harbor Laboratory, respectively, shall each notify the Corporation in writing at least three (3) days prior to such mailing, of the persons designated by Roche, OSI and Cold Spring Harbor Laboratory pursuant to Section A.5.1 hereof, as nominees for election to the Board. In the absence of any notice from Roche, OSI and Cold Spring Harbor Laboratory, as the case may be, the director(s) then serving and previously designated shall be renominated.

      5.4 Removal. Except as otherwise provided in this Section 5, no Investor shall vote to remove any member of the Board designated in accordance with the foregoing provisions of this Section 5 unless the party that designated such director (the "Designating Party") shall so vote or otherwise consent, and, if the Designating Party shall so vote or otherwise consent, then the non-designating party shall likewise so vote. Except as otherwise provided in this Section 5, any vacancy on the Board created by the resignation, removal, incapacity or death of any person designated under the foregoing provisions of this Section 5 shall be filled by another person designated by the original Designating Party. Each Investor shall vote all shares of voting stock of the Corporation owned or controlled by such Investor in accordance with each such new designation, and no such vacancy shall be filled in the absence of a new designation by the original Designating Party.

      5.5 Duration of Section. This Section 5 and the rights and obligations of the parties hereunder shall automatically terminate on the consummation of a firm commitment underwritten public offering of Common Stock registered under the Securities Act pursuant to which (X) Common Stock is offered to the public at a price of at least ** per share (subject to adjustment for stock splits, stock dividends, stock combinations, recapitalizations and like

--------------------

** This portion has been redacted pursuant to a request for confidential treatment.

occurrences) and (Y) the net proceeds to the Corporation are at least ** (the "Termination Date"). Prior to the Termination Date the rights and obligations of any Investor under this Section 5 shall terminate upon the date on which such Investor no longer owns any Preferred Shares, whereupon the obligations of the remaining Investors to vote in favor of the designee, if any, of any such Investor shall also terminate.

      5.6 Observation Rights. In the event that Roche elects (or is deemed to elect) not to designate ** to attend all meetings of the Board of Directors of the Corporation, and shall, upon the written request of the Roche Observer, provide such ** with such notice and other information with respect to such meetings as are delivered to the directors of the Corporation. The foregoing observation rights shall be conditioned upon the ** executing and delivering to the Corporation a customary confidentiality agreement pursuant to which such ** agrees to hold in confidence the confidential information of the Corporation.

      Notwithstanding the foregoing, the Corporation shall not be required to permit the ** to attend all or any portion of a meeting, or to provide to such ** information with respect to a meeting, (a) to the extent that the Board of Directors determines in good faith that the Corporation and Roche have conflicting interests relating to a matter to be discussed, or (b) to the extent that a matter to be discussed at such meeting and information related thereto relates to potential or actual licensing, development, joint venture or similar transactions between the Corporation and a third party, provided that the Corporation shall act reasonably in determining whether to permit such attendance or provide such information.

      SECTION 6. Employee Stock Option Plan. The Investors shall vote in favor of the establishment of a stock option plan, and from time to time shall vote in favor of any amendments thereto, in such form and substance as recommended by the Board of Directors (the "Stock Plan"), to provide for stock options (the "Options") being granted to eligible officers, employees, consultants, Board members and scientific advisers, providing for the purchase of an amount of shares of Common Stock not to exceed ** of the shares of capital stock outstanding. This Section 6 shall terminate upon the Termination Date.

      SECTION 7. Remedies. In case any one or more of the covenants and/or agreements set forth in this Agreement shall have been breached by any party hereto, the party or parties entitled to the benefit of such covenants or agreements may proceed to protect and enforce its or their rights, either by suit in equity and/or action at law, including, but not limited to, an action for damages as a result of any such breach and/or an action for specific performance of any such covenant or agreement contained in this Agreement. The rights, powers and remedies of the parties under this Agreement are cumulative and not exclusive of any other right, power or remedy which such parties may have under any other agreement or law. No single or partial assertion or exercise of any right, power or remedy of a party hereunder shall preclude any other or further assertion or exercise thereof.

--------------------

** This portion has been redacted pursuant to a request for confidential treatment.

      SECTION 8. Successors and Assigns. Except as otherwise expressly provided herein, this Agreement shall bind and inure to the benefit of the Corporation and each of the Investors and the respective successors and assigns of the Corporation and each of the Investors. Subject to the provisions of Sections 3.1, 3.2, 3.3 and 3.10 hereof, which are intended solely to ensure compliance with the provisions of the Securities Act, this Agreement and the rights and duties of the Investors set forth herein may be assigned, in whole or in part, by each Investor with the prior written consent of the Large Stockholders. Any transferee (other than an Investor) to whom rights under Section 3 are transferred shall, as a condition to such transfer, deliver to the Corporation a written instrument by which such transferee identifies itself, gives the Corporation notice of the transfer of such rights, identifies the securities of the Corporation owned or acquired by it and agrees to be bound by the obligations imposed hereunder to the same extent as if such transferee were an Investor hereunder. A transferee to whom rights are transferred pursuant to this
Section 8 will be thereafter deemed to be an Investor for the purpose of the execution of such transferred rights and may not again transfer such rights to any other person or entity, other than as provided in this Section 8. Neither this Agreement nor any of the rights or duties of the Corporation set forth herein shall be assigned by the Corporation, in whole or in part, without having first received the written consent of the Investors holding a majority in voting power of the outstanding Preferred Shares, with each such holder entitled to the number of votes for each such share of Preferred Stock as equals the number of shares of Common Stock (including fractional shares) into which each such share of Preferred Stock is then convertible, rounded up to the nearest one-tenth of a share.

      SECTION 9. Duration of Agreement. The rights and obligations of the Corporation and each Investor set forth herein shall survive indefinitely, unless and until, by their respective terms, they are no longer applicable.

      SECTION 10. Entire Agreement. This Agreement, together with the other writings referred to herein or delivered pursuant hereto which form a part hereof, contains the entire agreement among the parties with respect to the subject matter hereof and amends, restates and supersedes all prior and contemporaneous arrangements or understandings with respect thereto. This Agreement may not be amended except in writing by the holders of at least two-thirds (2/3) of the outstanding capital stock of the Corporation inclusive of the Large Stockholders.

      SECTION 11. Notices. All notices, requests, consents and other communications hereunder to any party shall be deemed to be sufficient if contained in a written instrument delivered in person or duly sent by first class registered, certified or overnight mail, postage prepaid, or telecopies with a confirmation copy by regular mail, addressed or telecopied, as the case may be, to such party at the address or telecopier number, as the case may be, set forth on Schedule 2 hereto or such other address or telecopier number, as the case may be, as may hereafter be designated in writing by the addressee to the addressor.

      SECTION 12. Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

      SECTION 13. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware, excluding choice of law rules thereof.

      SECTION 14. Interpretation. When the context in which words are used in this Agreement indicates that such is the intent, words in the singular number shall include the plural, and vice versa. Headings contained herein are inserted only as a matter of convenience and in no way define, limit, extend or interpret the scope of this Agreement or any Section hereof. Pronouns stated in either the masculine, the feminine or the neuter gender shall include the masculine, feminine and the neuter.

      IN WITNESS WHEREOF, the parties hereto have executed this Agreement the day and year first above written.

                                          HELICON THERAPEUTICS, INC.


                                          By:___________________________________
                                             Name:
                                             Title:


                                           **


                                          By:___________________________________
                                             Name:
                                             Title:


                                          ONCOGENE SCIENCE, INC.


                                          By:___________________________________
                                             Name:
                                             Title:


                                          COLD SPRING HARBOR LABORATORY


                                          By:___________________________________
                                             Name:
                                             Title:

                                          __________________________________
                                            **

                                          __________________________________
                                            **

                                          __________________________________
                                            **
--------------------

** This portion has been redacted pursuant to a request for confidential treatment.

                                          Other CSHL Individuals*

                                          --------------------------------


                                          --------------------------------


                                          --------------------------------


                                          --------------------------------


                                          --------------------------------


                                          --------------------------------



----------
* The Other CSHL Individuals shall be determined at a later closing date at which time Ordinary Common Stock shall be issued to such persons pursuant to the terms and conditions of this Agreement.